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                                                                    Exhibit 99.1
[NORTHERN BORDER PARTNERS, L.P. LOGO]             NEWS
                                                  RELEASE   13710 FNB Parkway
                                                            Omaha, NE 68154-5200

                                                  For Further Information
                                                  Contact:

                                                  Media Contact:
                                                  Beth Jensen
                                                  (402) 492-3400

                                                  Investor Contacts:
                                                  Ellen Konsdorf
                                                  Jan Pelzer
                                                  (877) 208-7318

NORTHERN BORDER PARTNERS, L.P. ANNOUNCES A
10 PERCENT INCREASE IN ITS FIRST QUARTER 2006
CASH DISTRIBUTION

FOR IMMEDIATE RELEASE: Tuesday April 18, 2006

      TULSA, OK - The Partnership Policy Committee of Northern Border Partners, L.P. (NYSE: NBP) announced today that it is increasing its cash distribution by $0.08 per unit to $0.88 per unit, effective for the first quarter 2006. The distribution is payable on May 15, 2006 to unitholders of record as of April 28, 2006.

      "This increase reflects our confidence in the ability of the recently acquired ONEOK assets to make immediate contributions to the Partnership's earnings and cash flow with additional increases anticipated before year-end at a targeted distribution of between $3.72 and $3.80 annualized. We are committed to utilizing all our assets as the foundation to provide additional opportunities for growth and associated increases in cash distributions for our investors," said David Kyle, chairman and chief executive officer of Northern Border Partners.

      Northern Border Partners, L.P. is a publicly traded partnership whose purpose is to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas gathering, processing, storage, interstate and intrastate natural gas pipeline assets and one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the mid-continent with key market centers. More information can be found at http://www.northernborderpartners.com.

This press release contains "forward-looking statements" as defined by federal law. Although we believe that our expectations regarding future events are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include:
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o  actions by rating agencies concerning our credit ratings;

o the effects of weather and other natural phenomena on our operations, including energy sales and prices and demand for pipeline capacity;

o competition from other U.S. and Canadian energy suppliers and transporters as well as alternative forms of energy;

o  the profitability of assets or businesses acquired by us;

o the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity and crude oil;

o the effects of changes in governmental policies and regulatory actions, including changes with respect to income taxes, environmental compliance, authorized rates or recovery of gas costs;

o the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

o the results of administrative proceedings and litigation, regulatory actions and receipt of expected clearances involving regulatory authorities or any other local, state or federal regulatory body, including the FERC;

o our ability to access capital at competitive rates or on terms acceptable to us;

o risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines which outpace new drilling;

o the impact of unsold capacity on Northern Border Pipeline being greater or less than expected;

o  the ability to market pipeline capacity on favorable terms;

o orders by the FERC which are significantly different that our assumptions related to Northern Border Pipeline's November 2005 rate case;

o  performance of contractual obligations by our customers;

o impact on drilling and production by factors beyond our control, including the demand for natural gas and refinery-grade crude oil; producers' desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport natural gas, crude oil and natural gas liquids from producing areas and our facilities;

o  ability to control operating costs;

o our ability to successfully integrate the operations of the assets acquired from ONEOK with our current operations;

o acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers' or shippers' facilities; and

o  other risk factors listed in reports we have filed and may file with the SEC.
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Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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